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                                                                   EXHIBIT 10.29

                              TECHNOLOGY AGREEMENT


This agreement (the "Agreement") is made effective February 25, 1998 (the "Effective Date") by and between Eastman Kodak Company, 343 State Street, Rochester, NY 14650 ("Kodak") and Kofax Image Products, 3 Jenner Street, Irvine, CA 92718 ("Kofax").

WHEREAS, Kodak owns certain adaptive threshold processing (ATP) technology which is a Kodak-patented algorithm that contains intelligent filters that dramatically lower the amount of image noise and which produces sharper, cleaner scans. (The filters also minimize artifacts on white-to-black and black-to-white transitions); and

WHEREAS, Kofax desires to incorporate such ATP technology into a chip known as KATE (Kofax Advanced Thresholding Engine); and

WHEREAS, Kodak is willing to license ATP technology for such use; and

WHEREAS, Kodak may wish to purchase KATE chips from Kofax; and

WHEREAS, Kofax is willing to sell KATE chips to Kodak; and

WHEREAS, Kofax desires to purchase certain ATP chips proprietary to Kodak from NEC/RYOSAN; and

WHEREAS, Kodak is agreeable to such purchase;

NOW THEREFORE, Kodak and Kofax have agreed as follows:

1.   LICENSE OF ATP TECHNOLOGY TO KOFAX

1.1 Kodak grants and agrees to grant to Kofax a nonexclusive, worldwide, royalty-bearing license to use the Kodak schematics to derive source code in VHDL format for Kodak ATP technology, but solely to incorporate Kodak ATP technology in net list form into the Kofax KATE chip, and to distribute the Kodak ATP technology, as so incorporated, to third parties. Kofax, in turn, will provide Kodak with the modified source code, with respect to the ATP technology, in VHDL format as implemented in the Kofax KATE chip and Kodak shall be the owner of such modified source code and net lists with respect to the ATP technology. Kofax shall be the owner of the KATE chip and retain all modifications and derivations thereof, excluding the ATP technology referred to above. Kofax has the right to use the ATP technology in KATE as specified above. This license also applies to bug fixes, new features and new software versions provided by Kodak hereunder; provided that Kodak reserves the right to negotiate a different royalty structure for new features and new software versions.
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1.2   Kodak grants and agrees to grant to Kofax a nonexclusive, worldwide license to use the Kodak ATP software, but solely (i) to demonstrate ATP technology to third parties, and (ii) on a server or set up workstation to download ATP technology to networked PCs.

2.    PURCHASE OF KATE CHIPS BY KODAK

2.1 Kofax agrees to sell KATE chips to Kodak. Kodak is, however, under no obligation to purchase KATE chips.

2.2 It is understood by Kodak that, as of the Effective Date, the specifications for KATE were not finalized.

      The parties agree to work cooperatively to incorporate maximum practical value to Kodak in the KATE chip, including but not limited to, the desire to incorporate backward compatibility with existing Kodak ATP chips.

2.3 KATE chips purchased by Kodak may be distributed to third parties only as incorporated into a Kodak product. Under no circumstances may they be sold as a stand-alone product.

2.4 Kodak may purchase KATE chips directly from Kofax. The parties will investigate the possibility of Kodak purchasing KATE chips directly from the Manufacturing foundry. Kodak shall purchase KATE chips at Kofax's cost.

3.    SOURCING OF ATP CHIPS FROM NEC/RYOSAN

3.1 Subject to Kofax's compliance with the terms of this Section 3, and payment of royalties as set forth in Section 5, Kodak authorizes Kofax to purchase Kodak's ATP Chip, Kodak P/N/ 9B6927 (NEC P/N UPD65806GD-060-LML) directly from RYOSAN. Kodak will notify NEC/RYOSAN that Kofax is an authorized purchaser.

      Order Placement Contact:
      Ryosan
      1220-2 Tebiro
      Kamakura-City
      Kanagawa, 248 Japan
      Attn: Mr. Norihiro Kimura
      Tel. 81-467-32-2316
      Fax. 81-467-32-1539

3.2 Kofax agrees that all claims for defective chips purchased by Kofax from RYOSAN, and all communications relating to such defective chips will be submitted through Kodak.


* Confidential Portions Have Been Omitted and Filed Separately with the Commission.

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4.   LICENSE FEES

4.1 Kofax will pay Kodak a one-time, non-refundable, non-creditable technology license fee of [ * ] due and payable prior to first customer shipment by Kofax of a production product containing ATP technology.

4.2 Kofax will pay Kodak a one-time, non-refundable, non-creditable software license fee of [ * ] due and payable prior to first customer shipment by Kofax of a production product containing ATP software technology.

4.3 Should Kodak elect to purchase KATE chips, Kodak will pay Kofax a one-time, non-refundable, non-creditable technology license fee of [ * ] due and payable prior to first customer shipment by Kodak of a product containing a KATE chip.

5.   ROYALTIES

5.1 For the license granted in Section 1.1, Kofax shall pay to Kodak a per unit royalty for each unit of KATE produced by or for Kofax and sold to parties other than Kodak.

          Cumulative Units of Kate                   Per Unit Royalty
          ------------------------                   ----------------

         [                              *                            ]

5.2 For each ATP chip purchased by Kofax under Section 3, Kofax shall pay Kodak a per unit royalty as follows:

          Cumulative Units of ATP Chips               Per Unit Royalty
          -----------------------------               ----------------

          [                              *                            ]

* Confidential Portions Have Been Omitted and Filed Separately with the Commission.
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5.3  For each unit of KATE purchased by Kodak, Kodak shall pay Kofax a per unit royalty as follows:

          Cumulative Units of KATE                   Per Unit Royalty
          ------------------------                   ----------------

         [                              *                            ]

6.   COST AND MINIMUM ORDER QUANTITY, ATP CHIPS

6.1 Kofax may purchase ATP chips from NEC/RYOSAN at the same per unit price as is charged Kodak. Such price is currently as follows:

          Cumulative Volume                          Unit Price (Yen)
          -----------------                          ----------

         [                              *                            ]

6.2  Minimum order quantity is 100 pieces.

6.3 The pricing above is based on stair-step pricing and is cumulative over the term of the agreement.

7.   PAYMENT AND AUDITING

7.1 Royalty reports and royalty payments shall be made thirty (30) days after the close of the calendar quarter in which the royalties accrued. Each report shall show the royalty calculation.

     Contacts for Royalty Payments and Invoices:
     ------------------------------------------
     For Kodak:                                   For Kofax:
     Ms. Patricia Young                           Ms. Karen Rickerson
     Eastman Kodak Company                        Kofax Image Products
     343 State Street                             3 Jenner Street
     Rochester, NY 14650-0907                     Irvine, CA 92718


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7.2  Audit. Each party agrees to allow a mutually acceptable, independent, certified public accountant to audit its accounting records upon which the royalty reports are based, provided that such accountant shall hold such records in strictest confidence except as necessary to provide a summary report on the accuracy of such royalty reports. Any such audit shall be permitted within thirty (30) days of receipt of a written request to audit, during normal business hours, at a time mutually agreed upon. The cost of such audit will be borne by the auditing party. Audits shall not be made more frequently than annually and shall not unreasonably interfere with normal business activities. The determination of the payments due under this Agreement shall be deemed conclusive unless, within twelve (12) months from date of payment, notification is made in writing of any probably error in such payments disclosed by royalty reports or an inspection by such audit.

8.   DISCLOSURE

8.1 Kofax is authorized by Kodak to reveal to any third party as they deem necessary, or as may be required by law, the inclusion of Kodak ATP technology in KATE. Kofax will advise Kodak when a third party has been disclosed.

8.2 With at least sixty (60) days prior written notice to Kofax, Kodak may make a public announcement of the fact that Kodak ATP technology is incorporated into Kofax products.

8.3 With at least sixty (60) days prior written notice to Kodak, Kofax may make a public announcement of the fact that Kodak ATP technology is incorporated into Kofax products.

8.4 The specific details of this Agreement will not be shared by either party without the written consent of the other party.

9.   MARKETING

9.1 Neither party has any obligation to use the other party's products or technologies, however, it is understood that it is Kofax's intention to use Kodak ATP technology, ATP software, and ATP chips.

9.2 Kofax, once it has commenced use of Kodak ATP technology, ATP software, or ATP chips shall give Kodak a minimum of sixty (60) days prior written notice before discontinuing their use.


* Confidential Portions Have Been Omitted and Filed Separately with the Commission.

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10.     SIMILAR TECHNOLOGIES

        Nothing herein shall be construed as preventing either party from obtaining from third parties or developing or having developed technologies similar in function to those provided hereunder by the other party, without reliance upon any intellectual property rights of the other party.


11.     WARRANTS

11.1 Each party warrants that it has all rights necessary to grant to the other party the rights and licenses granted herein.

11.2 DISCLAIMER OF WARRANTY. THE FOREGOING WARRANTIES ARE THE SOLE AND EXCLUSIVE WARRANTIES GIVEN BY EITHER PARTY IN CONNECTION WITH THIS AGREEMENT, EXPRESS OR IMPLIED, AND EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


12.     INDEMNIFICATION

        Each party will defend, indemnify, and hold harmless the other party against any claim that any products, software, or technologies (collectively, "Products") as delivered by one party to the other party directly infringe any third party's patent, copyright or trade secret.

        A party's obligation to defend, indemnify and hold harmless the other party will be subject to the following terms and conditions:

        (a) The obligation will arise only if the indemnified party gives the indemnifying party prompt notice of the infringement claim and grants the indemnifying party, in writing, exclusive control over its defense and settlement;

        (b) The obligation will cover only the Products as delivered by one party to the other party, and not to any correction, modification, or addition made by anyone, whether with or without authorization, where the product without such correction, modification or addition would not infringe;

        (c) The obligation will not cover (i) any claim based on the use of any of the Products to practice a process or the furnishing of any information, service, or technical support, or (ii) any claim that any of the Products infringes any third party's rights as used in combination with any products not supplied by the party which supplied the Products, if that claim could have been avoided by the use of the Product without combination with other products;



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     (d)  Should a party's use of any such Products or any part thereof be enjoined, or in the event that the party supplying Products desires to minimize its liability hereunder, the supplying party will, at its option and expense: (i) procure a license from the person claiming or likely to claim infringement; (ii) modify the Products, as appropriate, to avoid the claim of infringement, as long as modification for this purpose does not materially impair the operation thereof; or (iii) substitute fully equivalent non-conforming Products for the infringing items. If none of the foregoing is feasible, either party may terminate this Agreement.

     THE FOREGOING STATES SUPPLIER'S EXCLUSIVE OBLIGATION WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND.

13.  PROTECTION OF SCHEMATICS/SOURCE CODE AND OTHER CONFIDENTIAL INFORMATION

     Kofax understands that the schematics/source code of ATP software, and the net lists provided hereunder (the "Materials") contain valuable proprietary and confidential information of Kodak and therefore agrees:

     (a) to use the Materials only in accordance with the terms of this Agreement;

     (b) to limit access to those employees who are directly involved in accomplishment of such purposes;

     (c) to include on all copies of Materials the copyright and proprietary information notices of Kodak;

     (d) to take appropriate action, by instruction, agreement, or otherwise, with any person having access to Materials to enable Kofax to satisfy its obligations under this Agreement;

     (e) to protect the Materials from disclosure using at least the same degree of care Kofax uses to protect its own information of similar nature and value.

     OTHER CONFIDENTIAL INFORMATION

          Other confidential information to be shared under this Agreement shall be governed by the terms and conditions of the Confidentiality Agreement signed by the parties on January 25, 1997, with the following amendments:

          1.   Paragraph 2 shall also include ATP Technology.

          2.   Paragraph 3 shall also include KATE.



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          3. Subparagraph 5(b) is deleted and replaced with the following:
          "disclosed during the term of the Technology Agreement (TA) between the companies dated _______________."

          4. Paragraph 6 is modified as follows:
          "...expires 2 years after the Effective Date." is modified to "...expires five (5) years after the termination of the TA."

14.  LIMITATION OF LIABILITY

     NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE.

15.  TERM

     This Agreement shall be effective on the Effective Date and shall terminate on the fifth anniversary thereof unless earlier terminated as set forth below.

16.  TERMINATION

16.1 Causes for Termination

     16.1.1    As provided in Section 15.

     16.1.2 By only the non-breaching party on the thirtieth (30th) day after either party gives the other notice of a material breach by the other of any terms or conditions of this Agreement, unless the breach is cured prior to that day.

16.2 The Effect of Termination

     16.2.1 All licenses granted the breaching party shall immediately terminate, provided that the rights of the purchasers of products incorporating the technology shall continue for such products purchased prior to termination of this Agreement.

     16.2.2 All rights granted the breaching party to purchase the other party's technology, directly or indirectly, shall terminate immediately.

     16.2.3    All accrued royalties shall be immediately due and payable.



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       16.2.4        The breaching party shall have sixty (60) days in which to dispose of inventory containing the non-breaching parties' technology after which time the breaching party may not transfer such inventory to any third party.

       16.2.5 All outstanding orders for the non-breaching party's technology, direct or indirect, shall be immediately canceled.

       16.2.6 All provisions of this Agreement which by their nature should survive termination shall survive termination.

       16.2.7 The breaching party shall, within thirty (30) days of termination, return to the other party all of the other party's information, documentation, and technology in its possession or under its control.


17.    GENERAL PROVISIONS

17.1 Assignment. Neither party may assign any rights or delegate any duties under this Agreement by operation of law or otherwise without the other party's prior written consent, and any attempt to do so without that consent will be void. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

17.2 Choice of Law. Notwithstanding the place where this Agreement is executed, or where obligations under this Agreement are performed, the parties expressly agree that this Agreement and any claim or controversy arising out of or relating to rights and obligations of the parties under it will be governed by and construed in accordance with the substantive laws of the State of New York, without regard to its conflicts of laws principles or the provisions of the United Nations Convention on Contracts for the International Sale of Goods or the United Nations Convention on the Limitation Period in the International Sale of Goods, as each is amended; and all actions arising out of or related to this Agreement, the performance or breach of it or any warranties under it must be filed in the New York State Courts with jurisdiction in Monroe County, New York or in the United States District Court of the Western District of New York. The parties hereby submit to the nonexclusive personal jurisdiction of, and waive any objection against, the aforementioned Courts.

17.3 Amendment. This Agreement may be amended or supplemented only by a writing that refers explicitly to this Agreement and that is signed on behalf of both parties. No purchase order, invoice or similar document which is in conflict with or inconsistent with this Agreement will affect this Agreement even if accepted by the receiving party.

17.4 Waiver. No waiver will be implied from conduct or failure to enforce rights. No waiver will be effective unless in a writing signed on behalf of the party against whom the waiver is asserted.



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17.5   Contingencies. Neither party will have the right to claim damages or to terminate this Agreement as a result of the other party's failure or delay in performance due to circumstances beyond its reasonable control, such as labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, components, raw materials or supplies, war, riot, insurrection, epidemic, act of God, or governmental action not the fault of the non-performing party.

17.6 Severability. If any part of this Agreement is found invalid or unenforceable, that part will be enforced to the maximum extent permitted by law, and the remainder of this Agreement will remain fully in force.

17.7 Equitable Relief. Either party may apply for injunctive, preliminary, or other equitable relief to remedy any actual or threatened dispute hereunder.

17.8 Entire Agreement. This Agreement, including all Schedules hereto, which are hereby incorporated by reference, represents the entire agreement between the parties relating to its subject matter and supersedes all prior representations, discussions, negotiations and agreements, whether written or oral.

17.9 Notices. All notices, reports, requests, approvals, and other communications required or permitted under this Agreement must be in writing. They will be deemed given when (a) delivered personally, (b) sent by commercial overnight courier with written verification or receipt, (c) upon receipt or refusal of receipt if sent by registered or certified mail, postage prepaid or (d) facsimile onto confirmation of successful transmission. All communications must be sent to the receiving party's Initial Address for Notice on the signature pages or to any other address that the receiving party may have provided for purposes of notice by notice as provided in this paragraph.

17.10 Fees. In any suit to enforce this Agreement, the prevailing party will have the right to recover costs and reasonable fees of attorneys, accountants and other professionals, including costs and fees on appeal.

17.11 Relationship of Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

17.12 Paragraph Headings and Language Interpretation. The paragraph headings contained herein are for reference only and shall not be construed as substantive parts of this Agreement. The use of the singular or plural form shall include the other form, and the use of the masculine, feminine or neuter gender shall include the other genders.



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17.13   Conflicts in Documentation. In case of any conflicts between this
        Agreement and any prior agreements on the same subject, Purchase Orders, acceptances, correspondence, memoranda, listing sheets and other documents, this Agreement shall govern and prevail, and the conflicting terms and conditions of any such documents shall be deemed deleted and shall not be binding upon either party.

IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives as of the Effective Date set forth above.


KOFAX IMAGE PRODUCTS                      Initial Address for Notice:

By: /s/ DAVID S. SILVER                   3 Jenner Street
    ---------------------------------     Irvine, CA 92718

Name:  Mr. David S. Silver                Attn: President, Kofax Image Products
       ------------------------------     Fax: 714-727-3144

Title: Chief Executive Officer,
       President



EASTMAN KODAK COMPANY                     Initial Address for Notice:

By: /s/ CANDY OBOURN                      343 State Street
    ---------------------------------     Rochester, NY 14650

Name:  Ms. Candy Obourn                   Attn: President, Business Imaging
       ------------------------------           Systems

Title: President, Business Imaging
       Systems






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